EXHIBIT 21.1

                     SUBSIDIARIES OF EVEREST RE GROUP, LTD.

The following is a list of Everest Re Group, Ltd. subsidiaries:

      Name of Subsidiary                          Jurisdiction of Incorporation
      ------------------                          -----------------------------

Everest Reinsurance Holdings, Inc.                         Delaware
     Everest Reinsurance Company                           Delaware
         Everest Indemnity Insurance Company               Delaware
         Everest Insurance Company of Canada               Canada
         Everest National Insurance Company                Arizona
              WorkCare, Inc.                               Texas
         Everest Re Holdings, Ltd.                         Bermuda
              Everest Re Ltd.                              United Kingdom
         Cra-Co Holdings, Ltd.                             Georgia
         Southeastern Security Insurance Company           Georgia
              Adjusters Unlimited, Inc.                    Georgia
     Mt. McKinley Managers, L.L.C.                         New Jersey
         WorkCare Southeast, Inc.                          Alabama
         WorkCare Southeast of Georgia, Inc.               Georgia
     Mt. McKinley Insurance Company                        Delaware
Everest Reinsurance (Bermuda), Ltd.                        Bermuda
     AFC Re Ltd.                                           Bermuda
Everest Global Services, Inc.                              Delaware